As filed with the Securities and Exchange Commission on February 2, 2017

Registration No. 333-207254

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALPHABET INC.

(Exact name of Registrant as specified in its charter)

Delaware	61-1767919
(State of Incorporation)	(I.R.S. Employer Identification Number)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Address, including Zip Code, and Telephone Number, including Area Code, of
Registrant’s Principal Executive Offices)

Click Holding Corp. 2005 Stock Incentive Plan

(Full Title of the Plan)

Larry Page

Chief Executive Officer

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Pamela L. Marcogliese, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	David C. Drummond, Esq. Kent Walker, Esq. Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-207254) filed by Alphabet Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission on October 2, 2015 (the “Registration Statement”) to register 300 shares of the Registrant’s Class A common stock, par value $0.001 per share (the “Class A common stock”), and 300 shares of the Registrant’s Class C capital stock (together with the Class A common stock, the “Shares”), to be issued pursuant to the Click Holding Corp. 2005 Stock Incentive Plan (the “Plan”). As of the date of this Post-Effective Amendment, the Plan has terminated, no awards remain outstanding under the Plan, and no additional Shares will be issued under the Plan.

In accordance with the Registrant’s undertaking in Part II, Item 9(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all of the Shares that remain unsold or otherwise unissued, if any, under the Plan and to terminate the effectiveness of the Registration Statement with respect to such Plan Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 2, 2017.

ALPHABET INC.

By:	/s/ Larry Page
Larry Page
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Larry Page Larry Page	Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2017

* Ruth M. Porat	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 2, 2017

/s/ James G. Campbell James G. Campbell	Vice President, Corporate Controller, and Chief Accounting Officer (Principal Accounting Officer)	February 2, 2017

* Eric E. Schmidt	Executive Chairman of the Board of Directors	February 2, 2017

* Sergey Brin	President and Director	February 2, 2017

* L. John Doerr	Director	February 2, 2017

Roger W. Ferguson, Jr.	Director	February 2, 2017

* Diane B. Greene	Director	February 2, 2017

* John L. Hennessy	Director	February 2, 2017

* Ann Mather	Director	February 2, 2017

* Alan R. Mulally	Director	February 2, 2017

* Paul S. Otellini	Director	February 2, 2017

* K. Ram Shriram	Director	February 2, 2017

* Shirley M. Tilghman	Director	February 2, 2017

* By:	/s/ Larry Page Larry Page, Attorney-in-Fact	February 2, 2017